UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2004

PremierWest Bancorp
(Exact Name of Registrant as specified in its charter)

Oregon	333 - 96209	93-1282171
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

503 Airport Road, Medford, Oregon	97501
Address of Principal Executive Office	Zip Code

Registrant's telephone number including area code 541-618-6003

(Former name or former address, if changed since last report) Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement

                    On December 30, 2004, the Registrant entered into a Placement Agreement with Cohen Bros. & Co. and a substantially similar agreement with FTN Capital Markets (a division of First Tennessee Bank) and Keefe Bruyette & Woods, Inc., each of which agreements provide for the issuance of $7.5 million of trust preferred securities under Rule 144A of the Securities Act of 1933. Each Placement Agreement, together with a related Declaration of Trust, Amended and Restated Declaration of Trust, Trust Indenture and Guarantee Agreement, provides for the creation of a business trust subsidiary of the Registrant for the purpose of issuing common equity securities to the Registrant and preferred equity securities ("capital securities") to other purchasers, the collective proceeds of which were used to purchase an equal amount of subordinated debentures from the Registrant. The subordinated debentures, issued pursuant to a Trust Indenture, have a term of 30 years (maturing December 30, 2034 and March 15, 2035, respectively), with interest payable quarterly in arrears at a fixed annual rate of 5.65% for five years, and thereafter a floating rate at LIBOR plus 1.75% . The subordinated debentures are callable after five years, and interest may be deferred for as much as 20 consecutive quarters. The capital securities have terms that mirror those of the subordinated debentures, with the dividends substantially equal to the interest payments on the subordinated debentures, and with redemption of the capital securities at the time the subordinated debentures are called or reach maturity. Upon an event of default under the subordinated debentures, the full amount of outstanding principal and all accrued and unpaid interest becomes due and payable. Events of default include (i) failure of the Registrant to pay interest when due (unless an election to defer such payments has been properly made, in which event failure to pay interest when due following a permitted deferral of such payments); (ii) failure to pay principal when due, either upon maturity or upon redemption; (iii) breach of any covenant limiting dividend payments by the Registrant during a time of default under the subordinated debentures; (iv) entry of an order in an involuntary bankruptcy, insolvency or similar proceeding, or the commencement of a voluntary bankruptcy, insolvency or similar proceeding by the Registrant; or (v) voluntary or involuntary liquidation or dissolution of the Trust, otherwise than in connection with distribution of the subordinated debentures to the capital securities holders, the redemption of the capital securities, or in connection with certain permitted mergers or consolidations. Under the Guarantee Agreements, the Registrant has guaranteed the payment of dividends and other distributions owed and payable by the Trust to the holders of the capital securities, including amounts payable upon liquidation. Holders of the capital securities may seek recourse directly from the Registrant under the Guarantee in the event the Trust fails to make required distributions.

Item 2.03   Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

                    The information required by this item is incorporated herein by reference to the disclosures under Item 1.01 above.

Item 9.01   Financial Statements and Exhibits.

(a)	Not applicable.
(b)	Not applicable.
(c)	Exhibits:
None.

SIGNATURES

                    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PREMIERWEST BANCORP (Registrant)

Date: January 4, 2005	By: /s/ Tom Anderson
Tom Anderson, Chief Financial Officer